EXHIBIT 11
                             MIDDLESEX WATER COMPANY
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                                                     (In Thousands)
                                                            Three Months Ended                      Nine Months Ended
                                                               September 30,                          September 30,
                                                           1999             1998                  1999            1998
BASIC:                                                Income   Shares  Income  Shares        Income  Shares   Income  Shares
                                                      -------- ------ -------- ------       -------- ------- -------- ------
Income Before Preferred Stock
   Dividend Requirement                               $ 2,781  4,932  $ 2,348  4,358        $ 6,846   4,916  $ 5,185  4,326
Less Preferred Stock Dividend Requirement                 (78)            (80)                 (237)            (239)
                                                      -------  ------ -------  -----        -------   -----  -------  -----
Earnings Applicable to Common Stock                   $ 2,703  4,932  $ 2,268  4,358        $ 6,609   4,916  $ 4,946  4,326

Basic Earnings Per Share of Common Stock               $ 0.55         $  0.52               $  1.34          $  1.14
                                                      -------         -------               -------          -------
DILUTED:

Earnings Applicable to Common Stock                   $ 2,703  4,932  $ 2,268  4,358        $ 6,609   4,916  $ 4,946  4,326
Convertible Preferred Stock $7.00 Series Dividend          26     89       26     89             78      89      78     89
Convertible Preferred Stock $8.00 Series Dividend          38    135       40    137            118     137      120    137
                                                      -------  ------ -------  -----        -------   -----  -------  -----
Adjusted Earnings Applicable to Common Stock          $ 2,767  5,156  $ 2,334  4,584        $ 6,805   5,142  $ 5,144  4,552

Diluted Earnings Per Share of Common Stock            $  0.54         $  0.51               $  1.32          $  1.13
                                                      -------         -------               -------          -------

(continued)

                                                                 Twelve Months Ended
                                                                     September 30,
                                                                1999             1998
BASIC:                                                     Income   Shares  Income   Shares
                                                           -------- ------  -------  -------
Income Before Preferred Stock
   Dividend Requirement                                    $ 8,182   4,795  $ 6,559   4,310
Less Preferred Stock Dividend Requirement                     (317)            (319)
                                                           -------   -----  -------   ------
Earnings Applicable to Common Stock                        $ 7,865   4,795  $ 6,240   4,310

Basic Earnings Per Share of Common Stock                   $  1.64          $  1.45
                                                           -------          -------
DILUTED:

Earnings Applicable to Common Stock                        $ 7,865   4,795  $ 6,240   4,310
Convertible Preferred Stock $7.00 Series Dividend              104      89      104      89
Convertible Preferred Stock $8.00 Series Dividend              158     137      160     137
                                                           -------   -----  -------   -----
Adjusted Earnings Applicable to Common Stock               $ 8,127   5,021  $ 6,504   4,536

Diluted Earnings Per Share of Common Stock                 $  1.62          $  1.43
                                                           -------          -------